SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1

TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DINOCO, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	1311	46-4842568
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dinoco, Inc.

3260 N. Hayden Rd, Suite 210-332

Scottsdale, AZ 85251

Telephone: 415-847-9954

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dorothy Scaringe

CFO, CEO, President

DINOCO

3260 N. Hayden Rd, Suite 210-332

Scottsdale, AZ 85251

Telephone: 415-847-9954

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company XX

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1, as amended (File # 333-198730), declared effective on 1/21/2015.

This Post-Effective Amendment No. 1 is being filed for the sole purpose of adjusting the share price and amount of shares that are registered with our S-1, from .04/share to $1/share, and the number of shares for the offering will be reduced from 1,250,000,000 class B shares, to 50,000,000 class B shares.  The shares were registered pursuant to Rule 457(o).  No shares from our public offering have been sold since our registration statement was declared effective, nor have any confirmations been sent.  The aggregate amount of the offering remains at $50,000,000.   This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Las Vegas, Nevada, on 3/26/15.

DINOCO, Inc.

By:	/s/ Dorothy Scaringe
Dorothy Scaringe
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chairman, and President

Pursuant to the requirements of the Securities Act of 1933, this Post- Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated below on the dates indicated

Signature                                                                                               Title                                                                        Date

/s/ Dorothy Scaringe                                           Chief Executive Officer, Chief Financial                                        3/26/15

Dorothy Scaringe                                                 Officer, Principal Accounting Officer,

President, Chairman of the Board

/s/ Patrick Maloy                                                 Chief Operations Officer, Director                                                   3/26/15

Patrick Maloy

/s/ Joseph LaCome                                                                             Director                                                                 3/26/15

Joseph LaCome